Exhibit 24.7

POWER OF ATTORNEY
The undersigned directors of MercadoLibre, Inc., as managing partner of MercadoLibre Chile Ltda. (the “Company”), hereby constitute and appoint Pedro Arnt, Jacobo Cohen Imach and Marcelo Melamud, or any of them acting singly, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact to act in the name of and on behalf of the undersigned to sign for the undersigned and in their respective names as directors of MercadoLibre, Inc. in connection with the Company’s Registration Statement on Form S-3 which will be initially filed with the Securities and Exchange Commission (the “SEC”) on or about December 30, 2020, to sign any and all amendments, including any Post-Effective Amendments, to such Registration Statement, to perform any and all such acts necessary or proper in connection with the filing of such Registration Statement, and, generally, to act for and in the name of the undersigned with respect to such filing.
Pursuant to the requirements of the Securities Act of 1933, as amended, the Power of Attorney has been signed below, effective as of December 30, 2020, by the following persons in the capacities indicated below:
Signature	Title	Date
/s/ MARCOS GALPERIN		December 30, 2020.
Marcos Galperin	Director

/s/ EMILIANO CALEMZUK		December 30, 2020.
Emiliano Calemzuk	Director

/s/ NICOLÁS GALPERIN		December 30, 2020.
Nicolás Galperin	Director

/s/ SUSAN SEGAL		December 30, 2020.
Susan Segal	Director

/s/ MEYER MALKA		December 30, 2020.
Meyer Malka	Director

/s/ NICOLAS AGUZIN		December 30, 2020.
Nicolas Aguzin	Director

/s/ MARIO VAZQUEZ		December 30, 2020.
Mario Vazquez	Director

/s/ ROBERTO BALLS SALLOUTI	Director	December 30, 2020.
Roberto Balls Sallouti